EXHIBIT 99.1

PHILLIPS-VAN HEUSEN CORPORATION

200 MADISON AVENUE

NEW YORK, N.Y. 10016

FOR IMMEDIATE RELEASE:

February 9, 2004

Contact: Emanuel Chirico

Executive Vice President & Chief Financial Officer

(212) 381-3503

www.pvh.com

Phillips-Van Heusen Corporation
Announces Senior Note Offering
And Updates Earnings and Cash Flow Guidance

New York, New York - Phillips-Van Heusen Corporation (NYSE:PVH) today announced it has commenced an offer to sell $150.0 million of senior unsecured notes due 2011. The Company will use the net proceeds of the offering to purchase the $150.0 million outstanding principal amount of its 9 1/2% Senior Subordinated Notes due 2008. The 9 1/2% Notes are subject to a previously announced cash tender offer that is currently scheduled to close on February 26, 2004. If any of the 9 1/2% Notes are not purchased by the Company in the tender offer, the Company intends to use the balance of the net proceeds of the offering to redeem the 9 1/2% Notes or for general corporate purposes.

The new senior unsecured notes are being offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and outside of the United States pursuant to Regulation S under the Securities Act. The notes will not be registered under the Securities Act, or the securities laws of any state, and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This announcement is not an offer, or solicitation of an offer, to sell the new senior unsecured notes, nor is it an offer to purchase or a solicitation of an offer to purchase the 9 1/2% Notes.

The Company also announced updated earnings and cash flow guidance for its fiscal year ended February 1, 2004.

Earnings Guidance

The Company currently estimates that fiscal 2003 earnings per share, excluding the items described below, will be in the range of $0.96 to $0.99 which is in line with the previously announced range of $0.95 to $1.00. The earnings guidance excludes (i) integration costs of approximately $23.5 million, net of tax, relating to its acquisition of Calvin Klein; (ii) the gain on the sale of its minority interest in Gant Company AB, of $1.5 million, net of tax; (iii) restructuring costs of approximately $6.5 million, net of tax, associated with the exiting of the Bass wholesale footwear business; and (iv) costs of approximately $7.5 million, net of tax, associated with closing approximately 200 retail outlet stores. Including these charges, fiscal 2003 GAAP net loss per share is estimated to be in the range of $(0.17) to $(0.22). The Company has presented its estimated results of operations on a GAAP and non-GAAP basis as it provides an investor with an understanding of its operating results both including and excluding restructuring, transition and other items. (See supplementary earnings guidance table attached.)

Cash Flow Guidance

The Company currently estimates that net cash flow for fiscal 2003 will be in the range of $10.0 to $12.0 million, which is higher than the Company's previous estimate of breakeven net cash flow for the fiscal year. The Company defines net cash flow as the increase in cash from the beginning of a fiscal year through the end of such fiscal year. The fiscal 2003 net cash flow estimate includes the following: depreciation and amortization expense, which is estimated to be $28.3 to $28.5 million; capital expenditures, which are estimated to be $32.0 to $33.0 million; the Calvin Klein acquisition and the related financing; a voluntary pension plan contribution of $17.0 million; and contingent purchase price payments to Mr. Calvin Klein, which are estimated to be $17.0 to $17.2 million.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Forward-looking statements in this press release including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations and intentions, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not be anticipated, including, without limitation, the following: (i) the Company's plans, strategies, objectives, expectations and intentions are subject to change at any time at the discretion of the Company; (ii) the levels of sales of the Company's apparel and footwear products, both to its wholesale customers and in its retail stores, and the levels of sales of the Company's licensees at wholesale and retail, and the extent of discounts and promotional pricing in which the Company and its licensees are required to engage, all of which can be affected by weather conditions, changes in the economy, fuel prices, reductions in travel, fashion trends and other factors; (iii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, including the Company's ability to realize revenue growth, cost savings or synergies from integrating, developing and growing Calvin Klein; (iv) the Company's operations and results could be affected by quota restrictions (which, among other things, could limit the Company's ability to produce products in cost-effective countries that have the labor and technical expertise needed), the availability and cost of raw materials (particularly petroleum-based synthetic fabrics, which are currently in high demand), the Company's ability to adjust timely to changes in trade regulations and the migration and development of manufacturers (which can affect where the Company's products can best be produced), and civil conflict, war or terrorist acts, the threat of any of the foregoing or political and labor instability in the United States or any of the countries where the Company's products are or are planned to be produced; (v) disease epidemics and health related concerns, which could result in closed factories, reduced workforces, scarcity of raw materials and scrutiny or embargoing of goods produced in infected areas; (vi) acquisitions and issues arising with acquisitions and proposed transactions, including without limitation, the ability to integrate an acquired entity into the Company with no substantial adverse affect on the acquired entity's, or the Company's existing operations, employee relationships, vendor relationships, customer relationships or financial performance; (vii) the failure of the Company's licensees to market successfully licensed products or to preserve the value of the Company's brands, or their misuse of our brands and (viii) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

This press release includes certain non-GAAP financial measures, as defined under SEC rules. A reconciliation of these measures is included in the financial information later in this release.

The Company does not undertake any obligation to update publicly any forward-looking statement, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events or otherwise.

PHILLIPS-VAN HEUSEN CORPORATION

Consolidated Income Statement for the Year Ended Feb. 1, 2004 (Estimate)

(In thousands, except per share)

  Restructuring, transition and other items consist of:

  Sales of $22.9 million from the Calvin Klein men's and women's collection apparel businesses which have subsequently been licensed to a third party.

  The after-tax Calvin Klein integration costs of approximately $23.5 million, which consist of (i) the operating losses of certain Calvin Klein businesses which the Company has closed or licensed, and associated costs in connection therewith, and (ii) the costs of certain duplicative personnel and facilities incurred during the integration of various logistical and back office functions.

  The after-tax gain on the sale of Gant. In the second quarter of fiscal 2003, the Company sold its minority interest in Gant Company AB for $17.2 million, after related fees and expenses, which resulted in a one-time after-tax gain of $1.5 million.

  The after-tax cost of approximately $6.5 million associated with licensing the Bass brand for wholesale distribution to Brown Shoe Company and exiting the wholesale footwear business.

  The after-tax cost of approximately $7.5 million associated with closing approximately 200 retail outlet stores.